Exhibit 10.27

LPATH, INC.

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Amended and Restated 2005 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Award Agreement.

I.                                        NOTICE OF STOCK OPTION GRANT

Name:

Address:

You have been granted an option to purchase Common Stock of the Corporation, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:	☐ Incentive Stock Option

☐ Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

Subject to accelerated vesting, if any, which may be provided below or in the Plan, this Option may be exercised, in whole or in part, in accordance with the following schedule:

[Insert Vesting Schedule]

Termination Period:

This Option shall be exercisable for three (3) months after Participant ceases to provide Service, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable for one (1) year after Participant ceases to provide Service.  Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Article Two, Section III or IV of the Plan.

II.                                   AGREEMENT

A.            Grant of Option.

The Administrator hereby grants to the individual named in the Notice of Grant attached as Part I of this Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code (an “ISO”).  However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”).

B.            Exercise of Option.

(a)                                                         Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Award Agreement.

(b)                                                         Method of Exercise.  This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in such other form and manner as determined by the Administrator, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Corporation pursuant to the provisions of the Plan.  The Exercise Notice will be completed by Participant and delivered to the Corporation.  The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable withholding taxes.  This Option will be deemed to be exercised upon receipt by the Corporation of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws.  Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

C.            Method of Payment.

Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

1.              cash;

2.              check;

3.              consideration received by the Corporation under a formal cashless exercise program adopted by the Corporation in connection with the Plan; or

4.              surrender of other Shares which, (i) in the case of Shares acquired from the Corporation, either directly or indirectly, have been owned by the Participant and not subject to a substantial risk of forfeiture for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

D.            Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

E.             Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

F.              Corporate Transaction.

Notwithstanding anything to the contrary in the Notice of Grant, this Award Agreement or the Plan, following an assumption or substitution in connection with a merger or Corporate Transaction, if within twelve (12) months following the merger or Corporate Transaction an Optionee’s Service to the Company or the successor corporation is terminated (i) by the Company or successor corporation as a result of a termination of Optionee other than for “Cause” (as defined below); or (ii) by the Optionee for “Good Reason” (as defined below), the Optionee shall automatically vest as to that number of the then unvested Shares subject to the Option.

For this purpose, “Cause” means misconduct, including: (i) the commission of any felony or any crime involving moral turpitude or dishonesty; (ii) any act of fraud or personal dishonesty taken by the Optionee in connection with his responsibilities to the Company which is intended to result in personal enrichment of the Optionee; (iii) wrongful disclosure of any trade secrets or other confidential information of the Company; (iv) any act by the Optionee that constitutes material misconduct and is injurious to the Company, or (v) continued violations by the Optionee of the Optionee’s obligations to the Company after the Company has provided Optionee with notice of such failure and Optionee has failed to correct such violations within fifteen (15) days.

For this purpose, “Good Reason” means without Optionee’s express written consent, the principal place of the performance of Optionee’s responsibilities (the “Principal Location”) is changed to a location more than fifty (50) miles from Optionee’s current Principal Location

G.            Tax Obligations.

1.              Withholding Taxes.  Participant agrees to make appropriate arrangements with the Corporation (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise.  Participant acknowledges and agrees that the Corporation may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

2.              Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Grant Date, or (2) the date one year after the date of exercise, Participant will immediately notify the Corporation in writing of such disposition.  Participant agrees that Participant may be subject to income tax withholding by the Corporation on the compensation income recognized by Participant.

H.           Entire Agreement; Governing Law.

The Plan is incorporated herein by reference.  The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Corporation and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Corporation and Participant.  This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

I.                NO GUARANTEE OF CONTINUED SERVICE.

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT THE WILL OF THE CORPORATION (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE CORPORATION’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE.

By Participant’s signature and the signature of the Corporation’s representative below, Participant and the Corporation agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement.  Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.  Participant further agrees to notify the Corporation upon any change in the residence address indicated below.

PARTICIPANT:	LPATH, INC.

Signature	By

Print Name	Title

Residence Address

EXHIBIT A

LPATH, INC.

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

LPATH, INC.

6335 Ferris Square, Suite A

San Diego, CA  92121

Attention:

1.                                      Exercise of Option.  Effective as of today,                                 ,           , the undersigned (“Purchaser”) hereby elects to purchase                              shares (the “Shares”) of the Common Stock of LPath, Inc. (the “Corporation”) under and pursuant to the Amended and Restated 2005 Equity Incentive Plan (the “Plan”) and the Award Agreement dated                  (the “Award Agreement”).  The purchase price for the Shares will be $                          , as required by the Award Agreement.

2.                                      Delivery of Payment.  Purchaser herewith delivers to the Corporation the full purchase price for the Shares and any required withholding taxes to be paid in connection with the exercise of the Option.

3.                                      Representations of Purchaser.  Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4.                                      Rights as Stockholder.  Until the issuance (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.

5.                                      Tax Consultation.  Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Corporation for any tax advice.

6.                                      Entire Agreement; Governing Law.  The Plan and Award Agreement are incorporated herein by reference.  This Agreement, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Corporation and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Corporation and Purchaser.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

Submitted by:	Accepted by:

PURCHASER:	LPATH, INC.

Signature	By

Print Name	Its

Address:	Address:

Date Received

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